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Exhibit 23.03

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 25, 2002 relating to the financial statements and financial statement schedule, which appears in Adaptec, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
October 15, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS